Exhibit 99.1

Myrexis, Inc. Wayne Laslie Chief Operating Officer 801-214-7822 investor.relations@myrexis.com

The Ruth Group

Stephanie Carrington/Joshua Drumm, PhD (investors)

(646) 536-7017/(646) 536-7006

scarrington@theruthgroup.com/jdrumm@theruthgroup.com

Victoria Aguiar (media)

(646) 536-7013

vaguiar@theruthgroup.com

Myrexis Appoints Jason M. Aryeh to its Board of Directors

Salt Lake City, (October 20, 2011) – Myrexis, Inc. (Nasdaq: MYRX), a biotechnology company focused on the development of small molecule therapeutics with novel chemical structures and distinct mechanisms of action, today announced the appointment of Jason M. Aryeh, Founder and General Partner of JALAA Equities L.P., to its Board of Directors. The appointment expands the number of Directors from six members to seven, the majority of whom, including Mr. Aryeh, are independent Directors. Mr. Aryeh will also serve as a member of the Board of Directors’ Strategy Review Committee, which was established earlier this year to oversee the process and review the recommendations of management, outside consultants and advisors relating to the Company’s business strategy.

In addition to his role at JALAA Equities, a private hedge fund focused on the biotechnology and specialty pharmaceutical sector, Mr. Aryeh is active on several healthcare boards. These include Ligand Pharmaceuticals, Nabi Biopharmaceuticals, CorMatrix Cardiovascular, and the Cystic Fibrosis Foundation’s Therapeutics Board.

Mr. Gerald P. Belle, Chairman of the Myrexis Board of Directors, said, “We are pleased to welcome Jason to the Myrexis Board. We are confident that his knowledge and experience in capital markets and his experience and service on the boards of directors of other companies in the biotechnology and medical device industries will complement the expertise of the current board members. His addition to our Strategy Review Committee is in line with our commitment to continually evaluate our development pipeline and corporate strategy.”

Mr. Aryeh commented, “I am very pleased to join the Board of a company with such a respected group of independent Directors and new executive leadership. I look forward to collaboratively working with my fellow Directors to continue advancing the Company’s asset rationalization process and to building shareholder value.”

In conjunction with the appointment of Mr. Aryeh to the Myrexis Board, the Company reached settlement and two-year standstill agreements with MSMB Healthcare LP (“MSMB Healthcare”), Mr. Martin Shkreli, and Mr. Aryeh. Mr. Shkreli is the Managing Member of the General Partner of MSMB Healthcare. Both Mr. Aryeh and MSMB Healthcare are current shareholders of Myrexis.

About Myrexis, Inc.

Myrexis, Inc. is a biotechnology company focused on the development of small molecule therapeutics with novel chemical structures and distinct mechanisms of action. The Company has generated a strong pipeline of differentiated product candidates in oncology and autoimmune diseases. Myrexis is focused on maximizing the therapeutic and commercial value of these molecules by developing potential first-in-class and/or best-in-class treatment options for patients with unmet needs.

Additional information about Myrexis is available through its corporate website, www.myrexis.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the attributes, expected development, and potential efficacy of Myrexis’ product candidates. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to, the factors discussed under the heading “Risk Factors” contained in Myrexis’ Form 10-K, for the year ended June 30, 2011, which was filed with the Securities and Exchange Commission on September 13, 2011, as well as any updates to those risk factors filed from time to time in Myrexis’ Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myrexis undertakes no duty to update this information unless required by law.